EXHIBIT (1)



                 ACTION TAKEN IN WRITING BY ALL MEMBERS OF THE
         BOARD OF DIRECTORS OF ANNUITY INVESTORS LIFE INSURANCE COMPANY
              PURSUANT TO SECTION 1701.54 OF THE OHIO REVISED CODE


         The undersigned, being all of the Directors of Annuity Investors Life Insurance Company, an Ohio corporation (the "Corporation"), do hereby adopt the following resolutions by unanimous written consent pursuant to Section 1701.54 of the Ohio Revised Code as of December 19, 1996.

         WHEREAS, Section 3907.15 of the Ohio Revised Code permits the establishment of one or more separate accounts;

         WHEREAS, It is desired that the Corporation have a funding vehicle for its variable annuity contracts;

         NOW, THEREFORE, BE IT

         RESOLVED, That pursuant to Section 3907.15 of the Ohio Revised Code, a separate account referred to herein as "Annuity Investors Variable Account B" ("Variable Account B") is hereby established and empowered to:

         (a) to the extent required by the Investment Company Act of 1940, register under such Act and make applications for such exemptions or orders under such provisions thereof as may appear to be necessary or desirable;

         (b) to the extent required by the Securities Act of 1933, effect one or more registrations thereunder and, in connection with such registrations, file one or more registration statements thereunder, or amendments thereto, including any documents or exhibits required as a part thereof;

         (c) provide for the sale of contracts issued by the Corporation as the officers of the Corporation may deem necessary and appropriate, to the extent such contracts provide for allocation of amounts to Variable Account B;

         (d) provide for custodial or depository arrangements for assets allocated to Variable Account B as the officers of the Corporation may deem necessary and appropriate including self custodianship and safekeeping arrangements by the Corporation;

         (e) select an independent public accountant to audit the books and records of Variable Account B;

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         (f)      invest  or  reinvest  the  assets  of  Variable  Account  B in
                  securities   issued  by  one  or  more  investment   companies
                  registered under the Investment Company Act of 1940 or other appropriate securities, as the officers of the Corporation may designate;

         (g) divide Variable Account B into divisions and subdivisions with each division or subdivision investing in shares of designated investment companies or portfolios or classes thereof or other appropriate securities; and

         (h) perform such additional functions and take such additional action as may be necessary or desirable to carry out the foregoing and the intent and purpose thereof;

         FURTHER RESOLVED, That the assets of Variable Account B shall be derived solely from (a) sale of variable annuity products, (b) funds corresponding to dividend accumulation with respect to investment of such assets, and (c) advances made by the Corporation in connection with the operation of Variable Account B;

         FURTHER RESOLVED, That pursuant to Section 3907.15 of the Ohio Revised Code the assets of Variable Account B shall be legally segregated and that part of the assets of Variable Account B with a value equal to the reserves and other variable annuity contract liabilities shall not be chargeable with the liabilities arising out of any other business of the Corporation;

         FURTHER RESOLVED, That this Corporation shall maintain in Variable Account B assets with a fair market value at least equal to the statutory valuation reserves for the variable annuity contracts;

         FURTHER RESOLVED, That the officers of the Corporation be, and each of them hereby is, authorized in their discretion as they may deem appropriate from time to time in accordance with applicable laws and regulations (a) to modify or eliminate any such divisions or subdivisions, (b) to change the designation of Variable Account B to another designation, and (c) to designate further any division or subdivision thereof, and (d) to deregister Variable Account B under the Investment Company Act of 1940 and to deregister the contracts or units of interest thereunder under the Securities Act of 1933;

         FURTHER RESOLVED, That the officers of the Corporation be, and each of them hereby is, authorized to invest cash from the Corporation's general account in Variable Account B or in any division thereof as may be deemed necessary or appropriate to facilitate the commencement of Variable Account B's operations or to meet any minimum capital requirements under the Investment Company Act of


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1940,  and to  transfer  cash  or  securities  from  time to  time  between  the
Corporation's general account and Variable Account B as deemed necessary or appropriate so long as such transfers are not prohibited by law and are consistent with the terms of the variable annuity contracts issued by the Corporation providing for allocations to Variable Account B;

         FURTHER RESOLVED, That the income, gains, and losses (whether or not realized) from assets allocated to Variable Account B shall, in accordance with any variable annuity contracts issued by the Corporation providing for allocations to Variable Account B, be credited to or charged against such Separate Account without regard to the other income, gains, or losses of the Corporation;

         FURTHER RESOLVED, That authority is hereby delegated to the Chief Executive Officer or the President of the Corporation to adopt procedures providing for, among other things, criteria by which the Corporation shall institute procedures to provide for a pass-through of voting rights to the owners of variable annuity contracts issued by the Corporation providing for allocation to Variable Account B with respect to the shares of any investment companies which are held in Variable Account B;

         FURTHER RESOLVED, That the officers of the Corporation are authorized and directed, with the assistance of accountants, legal counsel, and other consultants, to prepare and execute any necessary agreements to enable Variable Account B to invest or reinvest the assets of Variable Account B in securities issued by any investment companies registered under the Investment Company Act of 1940, or other appropriate securities as the officers of the Corporation may designate pursuant to the provisions of the variable annuity contracts issued by the Corporation providing for allocations to Variable Account B.

         FURTHER RESOLVED, The fiscal year of Variable Account B shall end on the 31st day of December each year;

         FURTHER RESOLVED, That the officers of the Corporation, with the assistance of accountants, legal counsel, and other consultants, are authorized to prepare, execute, and file all periodic reports required under the Investment Company Act of 1940 and the Securities Exchange Act of 1934;

         FURTHER RESOLVED, That the Corporation may register under the Securities Act of 1933 variable annuity contracts, or units of interest thereunder, under which amounts will be allocated by the Corporation to Variable Account B to support reserves for such contracts and, in connection therewith, that the officers of the Corporation be, and each of them hereby is, authorized, with the assistance of accountants, legal counsel, and other consultants, to prepare, execute, and file with the Securities and Exchange Commission, in the name and on behalf of the Corporation, registration statements under the


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Securities Act of 1933, including prospectuses, supplements, exhibits, and other documents relating thereto, and amendments to the foregoing, in such form as the officer executing the same may deem necessary or appropriate;

         FURTHER RESOLVED, That the officers of the Corporation be, and each of them hereby is, authorized, with the assistance of accountants, legal counsel, and other consultants, to take all actions necessary to register Variable Account B as a unit investment trust under the Investment Company Act of 1940 and to take such related actions as they deem necessary and appropriate to carry out the foregoing;

         FURTHER RESOLVED, That the officers of the Corporation be, and each of them hereby is, authorized to prepare, execute, and file, with the assistance of accountants, legal counsel, and other consultants, with the Securities and Exchange Commission applications and amendments thereto for such exemptions from or orders under the Investment Company Act of 1940, and to request from the Securities and Exchange Commission no action and interpretative letters as they may from time to time deem necessary or desirable;

         FURTHER RESOLVED, That the General Counsel of the Corporation is hereby appointed as agent for service under any such registration statement and is duly authorized to receive communications and notices from the Securities and Exchange Commission with respect thereto and to exercise powers given to such agent by the Securities Act of 1933 and the rules thereunder, and any other necessary acts;

         FURTHER RESOLVED, That the officers of the Corporation be, and each of them hereby is, authorized, with the assistance of accountants, legal counsel, and other consultants, to effect in the name of and on behalf of the Corporation all such registrations, filings, and qualifications under blue sky or other applicable securities laws and regulations and under insurance securities laws and insurance laws and regulations of such states and other jurisdictions, as they may deem necessary or appropriate with respect to the Corporation and with respect to any variable annuity contracts under which amounts will be allocated by the Corporation to Variable Account B to support reserves for such contracts; such authorization shall include registration, filing, and qualification of the Corporation and of said contracts, as well as registration, filing, and qualification of officers, employees, and agents of the Corporation as brokers, dealers, agents, salesmen, or otherwise; and such authorization shall also include, in connection therewith, authority to prepare, execute, acknowledge, and file all such applications, applications for exemptions, certificates, affidavits, covenants, consents to service of process, and other instruments and to take all such action as the officer executing the same or taking such action may deem necessary or desirable;


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         FURTHER RESOLVED,  That the officers of the Corporation be, and each of them hereby is, authorized to execute and deliver all such documents and papers and to do or cause to be done all such acts and things as they may deem necessary or desirable to carry out the foregoing resolutions and the intent and purpose thereof.

         Signed at Cincinnati, Ohio as of this 19th day of December, 1996.


                                              /s/ Robert A. Adams
                                              -----------------------------
                                              Robert A. Adams


                                              /s/ S. Craig Lindner
                                              -----------------------------
                                              S. Craig Lindner


                                              /s/ William J. Maney
                                              ----------------------------
                                              William J. Maney


                                              /s/ James M. Mortensen
                                              ----------------------------
                                              James M. Mortensen


                                              /s/ Mark F. Muething
                                              ----------------------------
                                              Mark F. Muething


                                              /s/ Jeffrey S. Tate
                                              ----------------------------
                                              Jeffrey S. Tate




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